POWER OF ATTORNEY
      Known all by these presents that the undersigned hereby constitutes and appoints Anita Y.
Wolman, Karen A. Schoenbaum, Jeffrey Salvesen and Ana Acob and each of them or any one of them
the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer
and/or director of CU Bancorp (the "Company"), Forms 3, 4, and 5 (including amendments
thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules
and regulations thereunder, and any other forms or reports the undersigned may be required to
file in connection with the undersigned's ownership, acquisition, or disposition of securities of
the Company;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary
or desirable to complete, file and execute any such Form 3, 4, or 5 (including amendments
thereto) or other form or report, and timely file, as required by applicable law and regulations,
such form or report (including amendments thereto) with the United States
Securities and
Exchange Commission and any stock exchange or similar authority, including but not limited to
executing a Uniform Application for Access Codes to File on EDGAR; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with full power of substitution or revocation,
hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights
and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
      This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of September, 2015.

       /s/    Kaveh Varjavand
        Signature

       Name (print) Kaveh Varjavand